EXHIBIT 21


                          Subsidiaries of Cullen/Frost


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                         Subsidiaries of the Registrant

     As of March 31, 1999, Cullen/Frost owned directly, or indirectly through wholly owned subsidiaries, the following subsidiaries.



                                                                Percentage of
                                            Organized          Voting Securities
                                              Under                Owned By
                                             Laws of              Cullen/Frost
================================================================================
The Frost National Bank                   United States              100%

United States National Bank of Galveston  United States              100%

Main Plaza Corporation                    Texas                      100%

Daltex General Agency, Inc.               Texas                      100%

The New Galveston Company, Inc.           Delaware                   100%

Cullen/Frost Capital Trust I              Delaware                   100%

Frost Insurance Agency                    Texas                      100%

Frost Securities, Inc.*                   Delaware                   100%

*In the process of obtaining Federal Reserve Bank approval to operate as a
Section 20 subsidiary.

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